Exhibit 99.1

Ocean Power Technologies Launches hybrid PowerBuoy®

Easily Deployable Offshore Power & Communications Platform Completes Successful Sea Trial

MONROE TOWNSHIP, N.J., June 26, 2020 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, today announced the launch of its newest product, the hybrid PowerBuoy®.

Easily deployable and outfitted with multiple power sources the hybrid PowerBuoy® power and communications platform is ready for use. Ideal for shorter-term missions, the hybrid PowerBuoy® is suitable for a variety of marine solutions. The hybrid PowerBuoy® utilizes solar panels and a clean-burning Stirling backup engine to power topside or subsea payloads. Power is generated independent of wave activity which the Company believes makes it a ideal solution for powering through extreme weather and heavy seas or in calm, low wave environments, including near shore and inland bodies of water.

The hybrid PowerBuoy® can be utilized across many industries and applications, including emergency and short-term power and communications support for maintenance, testing and repair services. It can be configured with OPT’s marine surveillance solution for security monitoring of offshore areas. Customized solutions are also available, including the addition of subsea sensors to monitor for acoustic signatures, tsunami, and other environmental conditions.

Data from the hybrid PowerBuoy® is transmitted to shore based command stations via communications networks, including WiFi, cellular, mesh and/or satellite systems, depending upon location. Data can also be integrated with satellite, terrestrial, and other data feeds to form a detailed surface and subsea view.

OPT recently put the first hybrid PowerBuoy® through an initial sea trial that included several tow configurations, roll and pitch stability measurements, Stirling Engine and solar power source operation and integration, and other tests in coastal New Jersey waters, where it met or exceeded stringent engineering requirements.

“We believe that the hybrid PowerBuoy® is a remarkable power and communications platform – an easily deployable, clean offshore energy source and excellent complement to OPT’s PB3 PowerBuoy® solutions,” said George H. Kirby, President and Chief Executive Officer of OPT.

For more about the hybrid PowerBuoy® visit the product page on the OPT website at https://oceanpowertechnologies.com/hybrid-powerbuoy/.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, OPT aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PowerBuoy® solutions platform provides clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as offshore oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate, and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com